UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2013

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Arrangement Agreement

On January 8, 2013, Analogic Corporation, a Massachusetts corporation (“Analogic”), 8385998 Canada Inc., a Canadian corporation and a direct wholly-owned subsidiary of Analogic (“Arrangement Sub”), Ultrasonix Medical Corporation, a Canadian corporation (“Ultrasonix”), and Scott Ratushny, Ronald Poelzer and Laurent Pelissier, solely in their capacity as the representatives of the Ultrasonix shareholders, entered into an Arrangement Agreement (the “Arrangement Agreement”), which contemplates the acquisition by Analogic of (i) all of the issued and outstanding shares of capital stock of Ultrasonix Medical Corporation (U.S.A.) and customer lists, intangibles and goodwill related solely to sales destined to the United States (the “U.S. Assets”) and (ii) through Arrangement Sub, all of the outstanding equity securities of Ultrasonix pursuant to a “plan of arrangement” (the “Arrangement”) under Canadian law (the “Acquired Securities”). Upon the terms and subject to the conditions set forth in the Arrangement Agreement, which has been approved by the Boards of Directors of Analogic, Arrangement Sub and Ultrasonix, (i) Analogic will acquire the U.S. Assets and Arrangement Sub will acquire the Acquired Securities for total consideration equal to $83 million, subject to adjustment for unpaid transaction expenses, taxes, outstanding indebtedness, working capital and any change of control or similar payments, as detailed in the Arrangement Agreement and (ii) Ultrasonix will become a direct wholly-owned subsidiary of Analogic.

The Arrangement is subject to customary closing conditions, including the approval of 66 2/3% of the votes cast by Ultrasonix’s common shareholders at a meeting of Ultrasonix shareholders, the approval of the Court of Queen’s Bench of Alberta and the attainment of all waivers, permits, consents, approvals or other authorizations from governmental entities as may be required for each party to consummate the transactions contemplated by the Arrangement Agreement. The dates for Ultrasonix’s shareholder meeting for purposes of voting to adopt the Arrangement Agreement and for the closing of the Arrangement have not yet been determined, but the shareholder meeting and the closing of the Arrangement are expected to occur in late February, 2013. Pre-merger notification of the Arrangement under the United States Hart-Scott-Rodino Antitrust Improvements Act and the Canada Competition Act is not required.

The Arrangement Agreement contains customary representations, warranties, covenants and agreements, including covenants with respect to the operation of the business of Ultrasonix and its subsidiaries between signing and closing, the absence of any development having (or that would reasonably be expected in the future to have) a “material adverse effect” on Ultrasonix, governmental filings and approvals, public disclosures and similar matters.

The Arrangement Agreement also provides for certain termination rights in favor of each of Analogic and Ultrasonix, including in the event of certain uncured breaches of representations and warranties or covenants by the other party and in the event that the Arrangement is not consummated on or before April 1, 2013.

In connection with the execution of the Arrangement Agreement, Analogic and Arrangement Sub entered into Support Agreements with certain shareholders of Ultrasonix beneficially owning in the aggregate approximately 67% of the outstanding common shares of Ultrasonix as of the date of the Arrangement Agreement. Under the Support Agreements, the Supporting Parties have agreed during the term of the Support Agreements to vote all of their owned securities (i) in favor of the Arrangement, Arrangement Agreement and any other matter contemplated by the Arrangement Agreement and (ii) against any acquisition proposal or proposal that would delay, prevent or frustrate the Arrangement. All Supporting Parties, except for significant shareholders who are not employees of Ultrasonix or its subsidiaries or affiliated with directors of Ultrasonix or its subsidiaries, have also agreed (i) not to solicit or induce any person who was an employee or subcontractor of Ultrasonix or its subsidiaries on the date of the Support Agreement or the date the acquisition closes (the “Closing Date”) to terminate his or her employment with, or otherwise cease his or her relationship with, Ultrasonix or its subsidiaries or to become an employee of such Supporting Party or any of its affiliates for a period of time commencing on the Closing Date and ending on the third anniversary of the Closing Date and (ii) not to hire or employ or use in any subcontracting arrangement any present or former employee of Ultrasonix or any of its subsidiaries for a period of one year from the Closing Date without the prior written consent of an authorized executive officer of Analogic or Arrangement Sub. In addition, the Support Agreements for certain of the Supporting Parties include restrictions on competition and the solicitation of customers of Ultrasonix or any of its subsidiaries for a period of time commencing on the Closing Date and ending on the first anniversary of the Closing Date in each country in which Ultrasonix or any of its subsidiaries has sold products or provided services at any time in calendar year 2011 or 2012.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations, warranties and covenants contained in the Arrangement Agreement were made only for the purposes of the Arrangement Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Arrangement Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Arrangement Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by Analogic and Ultrasonix in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of Analogic’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 8.01	Other Events.

On January 8, 2013, Analogic issued a press release in connection with the proposed acquisition of Ultrasonix. The full text of the press release is attached hereto as Exhibit 99.1.

Analogic has also prepared a slide deck that supplements the information contained in its press release. A copy of the slide deck is attached hereto as Exhibit 99.2.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for Analogic, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Reliance should not be placed on any such statements because by their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. Analogic can give no assurance that expectations will be attained. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties as to the timing of the closing of the Arrangement; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Analogic’s or Ultrasonix’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether Ultrasonix’s business will be successfully integrated with Analogic’s business; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by Analogic in its most recent annual report on Form 10-K filed with the SEC, as updated by quarterly reports on Form 10-Q subsequently filed with the SEC. In addition, the forward-looking statements included herein represent Analogic’s views as of the date of this report. While Analogic anticipates that subsequent events and developments will cause Analogic’s views to change, Analogic specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing Analogic’s views as of any later date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Arrangement Agreement, dated January 7, 2013, by and among Analogic Corporation, 8385998 Canada Inc., Ultrasonix Medical Corporation and Scott Ratushny, Ronald Poelzer and Laurent Pelissier, solely in their capacity as the representatives of the Ultrasonix shareholders.

99.1	Press release, dated January 8, 2013.

99.2	Supplemental slides relating to the acquisition.

*	Certain schedules referenced in the Arrangement Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOGIC CORPORATION

January 8, 2013	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Arrangement Agreement, dated January 7, 2013, by and among Analogic Corporation, 8385998 Canada Inc., Ultrasonix Medical Corporation and Scott Ratushny, Ronald Poelzer and Laurent Pelissier, solely in their capacity as the representatives of the Ultrasonix shareholders.

99.1	Press release, dated January 8, 2013.

99.2	Supplemental slides relating to the acquisition.

*	Certain schedules referenced in the Arrangement Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.